SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                Form 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2000

                          Commerce Group Corp.
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          (Exact name of registrant as specified in its charter)



    Wisconsin                 1-7375                      39-1942961
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(State or other       (Commission File Number)       (IRS Employer
jurisdiction of                                     Identification No.)
incorporation)



         6001 North 91st Street, Milwaukee, Wisconsin  53225-1795
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          (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:  (414) 462-5310 fax:  (414) 462-5312

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ITEM 5.  OTHER EVENTS MATERIAL DISCLOSURE

On June 14, 2000, Commerce Group Corp.'s legal counsel filed a complaint in the State of Wisconsin, Circuit Court, Milwaukee County, Case No. 00CV004805, Money Judgment: 30301, on behalf of Ecomm Group Inc. (a 51%-owned Commerce Group Corp. subsidiary) and Commerce Group Corp., as plaintiffs, against Interactive Business Channel (IBC) and Matthew Marcus, as an individual, both of Irvine California, as defendants.

Included in this complaint are the following three causes of action: the first cause of action is the breach of contract; the second cause of action is the breach of fiduciary duty; and the third cause of action is the rescission of the contract and return of compensation.

The plaintiffs demand judgment against the defendants as follows:   for
actual damages in an amount to be determined at trial; for punitive damages in an amount to be determined at trial; for rescission of the transaction and return to the plaintiffs of 49% of the common stock of Ecomm Group Inc. represented by 96 common shares and for the return of 500,000 Commerce Group Corp. common shares, par value ten cents per share, issued as compensation for the services of IBC and Mr. Matthew Marcus; and for actual attorney's fees, the costs and disbursements of this action, and any further relief the Court deems equitable and just.

A copy of the said complaint, referred to as Exhibit A, is attached to this filing.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               COMMERCE GROUP CORP.
                               (Registrant)

                               /s/ Edward L. Machulak
                               __________________________________________
Date:  June 14, 2000           By:  Edward L. Machulak, President